UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2009
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 11, 2009, ProLogis completed an offering of $350 million aggregate principal amount of its 7.625% notes due 2014 (the “Notes”). In connection with the offering, ProLogis entered into an Underwriting Agreement, dated August 11, 2009, with J.P. Morgan Securities Inc., Barclays Capital Inc., Morgan Stanley & Co. Incorporated and RBS Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which ProLogis agreed to sell and the Underwriters severally agreed to purchase, subject to and upon the terms and conditions set forth therein, $350 million aggregate principal amount of the Notes. A copy of the Underwriting Agreement has been filed as an exhibit to this report and is incorporated herein by reference.
     The offering of the Notes is expected to close on August 14, 2009. The net proceeds to ProLogis from the sale of the Notes, after the underwriters’ discount and offering expenses, are estimated to be approximately $345.3 million. ProLogis intends to use the net proceeds from the offering of the Notes for the repayment of borrowings under its global line of credit and for general corporate purposes, which may include the repayment or repurchase of other indebtedness. Affiliates of certain of the Underwriters are lenders under ProLogis’s global line of credit and therefore will receive proceeds from the offering to the extent that proceeds are used to repay borrowings under the global line of credit.
     The Notes will bear interest at a rate of 7.625% per annum and mature on August 15, 2014.
     The Notes are subject to the Registration Statement (File No. 333-157818) that ProLogis filed with the SEC relating to the public offering from time to time of securities of ProLogis pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with ProLogis filing with the SEC a definitive prospectus supplement, dated August 11, 2009, and prospectus, dated March 10, 2009, relating to the public offering of the Notes, ProLogis is filing certain exhibits to such Registration Statement as part of its Current Report on Form 8-K. See “Item 9.01 — Financial Statements and Exhibits.”
     This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2009, among ProLogis, J.P. Morgan Securities Inc., Barclays Capital Inc., Morgan Stanley & Co. Incorporated and RBS Securities Inc., as Representatives of the several Underwriters named in Schedule A thereto.

4.1	Form of Eighth Supplemental Indenture between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company).

4.2	Chief Executive Officer’s Certificate.

4.3	7.625% Note due August 15, 2014.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: August 14, 2009	By:	/s/ David W. Grawemeyer
		Name:	David W. Grawemeyer
		Title:	Managing Director & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2009, among ProLogis, J.P. Morgan Securities Inc., Barclays Capital Inc., Morgan Stanley & Co. Incorporated and RBS Securities Inc., as Representatives of the several Underwriters named in Schedule A thereto.
4.1	Form of Eighth Supplemental Indenture between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company).
4.2	Chief Executive Officer’s Certificate.
4.3	7.625% Note due August 15, 2014.
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

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